SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 14, 2005

Date of report (Date of earliest event reported)

BUCA, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-25721	41-1802364
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Nicollet Mall, Suite 5003 Minneapolis, Minnesota	55403
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number: (612) 225-3400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 16, 2005, BUCA, Inc. (the “Company”) announced the appointment of Kaye R. O’Leary (45 years old) to serve as the Chief Financial Officer of the Company, effective March 15, 2005. Ms. O’Leary had been scheduled to assume that role on April 1, 2005. A copy of Ms. O’Leary’s employment agreement with the Company and a description of the materials terms of the employment agreement were included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2005. Ms. O’Leary has not been directly or indirectly involved in any transaction, proposed transaction, or series of similar transactions with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Prior to joining the Company, from December 2001 to March 2005, Ms. O’Leary was Vice President of Finance for Navitaire, Inc., a wholly owned subsidiary of Accenture Inc., a provider of outsourced technology solutions to the airline industry. From December 2004 to March 2005, Ms. O’Leary was also Associate Partner of Accenture, Inc. From April 2000 to December 2001, Ms. O’Leary was Vice President and Chief Financial Officer for Onelink, Inc., a provider of Internet-based business intelligence services to the telecommunications industry.

The Company also announced on March 16, 2005 that it has terminated the employment of its Vice President, Controller, and Interim Chief Financial Officer, Daniel J. Skrypek, effective March 14, 2005, and its Senior Vice President and Chief Information Officer, John J. Motschenbacher, effective March 15, 2005. Acting through its Audit Committee with the assistance of separate counsel, the Company has commenced an internal investigation of matters relating to the termination of these two executive officers.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2005	BUCA, INC.
(Registrant)

	By	/s/ Wallace B. Doolin
Wallace B. Doolin
Chairman, President and Chief Executive Officer